                               ASTA FUNDING, INC.
                                210 SYLVAN AVENUE
                       ENGLEWOOD CLIFFS, NEW JERSEY 07632

Dear Stockholder:


   On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Asta Funding, Inc. (the "Company") to be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Friday, March 9, 2001 at 10:00 a.m.

   The enclosed Notice of Meeting and the accompanying Proxy Statement describe the business to be conducted at the Meeting. I am also pleased to enclose a copy of the Company's 2000 Annual Report, which contains certain information regarding the Company and its results for the fiscal year ended September 30, 2000.

   It is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, regardless of whether you plan to attend the Meeting in person, please complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed proxy card, you may still attend the Meeting and vote your shares in person. Every stockholder's vote is important, whether you own a few shares or many.

   I look forward to seeing you at the Meeting.

                                       Sincerely,




                                       /s/ Gary Stern
                                       ----------------------------------------
                                       Gary Stern
                                       President and Chief Executive Officer

Dated: February 7, 2001

                               ASTA FUNDING, INC.
                                210 SYLVAN AVENUE
                           ENGLEWOOD CLIFFS, NJ 07632

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MARCH 9, 2001

   The Annual Meeting of Stockholders (the "Meeting") of Asta Funding, Inc. (the "Company") will be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on Friday, March 9, 2001 at 10:00 A.M. to consider and act upon the following:

   1. The election of eight directors.

   2. The ratification of the appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for 2001.

   3. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

   Only holders of record of the Company's Common Stock, par value $.01 per share, at the close of business on February 2, 2001 will be entitled to vote at the Meeting. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's executive offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 for a period of ten days prior to the Meeting.

                            BY ORDER OF THE BOARD OF DIRECTORS


                           /s/ Mitchell Herman
                           ----------------------------------------------------
                           Mitchell Herman, Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Dated: February 7, 2001

                               ASTA FUNDING, INC.
                                210 SYLVAN AVENUE
                       ENGLEWOOD CLIFFS, NEW JERSEY 07632
                              ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MARCH 9, 2001

                              ---------------------

                                 PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of Asta Funding, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey on Friday, March 9, 2001 at 10:00 A.M., and at any adjournments or postponements thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

   This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about February 7, 2001. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1 and 2 (to elect the Board's nominees to the Board of Directors and to ratify the appointment of Richard A. Eisner & Company, LLP, as the Company's independent public accountants for 2001).

   The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. All costs relating to the solicitation of proxies will be borne by the Company.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   Only holders of shares of the Company's Common Stock, par value $.01 per share ("Common Stock") of record on the close of business on February 2, 2001 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, the Company had outstanding 3,967,500 shares of Common Stock. Each holder of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. There are no cumulative voting rights with respect to the election of Directors. Holders of the Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

   The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by an affirmative vote of a plurality of the Common Stock so represented and the ratification of auditors will require the affirmative vote of a majority of the votes cast with respect to such proposals. Stockholders vote at the Meeting by casting ballots (in person or by proxy), which are tabulated, by a person or persons appointed by the Board of Directors before the Meeting to serve as inspector or inspectors of election at the Meeting. For purposes of determining the vote's cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Pursuant to Delaware corporate law, abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present.

                        SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth information as of January 15, 2001 with respect to beneficial ownership of the Common Stock by (i) each director and executive officer, (ii) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the address of each such person is c/o Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.


                                                       Amount of Beneficial Ownership (1)
                                                      -----------------------------------
                                                                      Percentage
Name and Address                                          Shares         Owned
----------------                                          ------         -----
Arthur Stern .....................................       671,741(2)       15.6%

Gary Stern .......................................     1,468,673(3)       34.1

Martin Fife ......................................       215,550(4)        5.0
405 Lexington Avenue
New York, New York 10174

Mitchell Herman ..................................       145,174(5)        3.4

Herman Badillo ...................................        22,500(6)        *
909 Third Avenue
New York, NY 10022

Edward Celano ....................................        22,500(6)        *
1133 Avenue of the Americas
New York, New York 10036

General Buster Glosson ...........................        22,500(6)        *
Two First Union Centre
Charlotte, North Carolina 28282

Harvey Leibowitz .................................         2,500(7)        *
487 Bernard Ave
Cedarhurst, New York 11516

Barbara Marburger ................................       423,410(8)        9.8
9 Locust Hollow Rd
Monsey, New York 10952

All executive officers and directors as a group
 (8 persons) .....................................     2,571,138(9)       59.8%

---------------
* Less than 1%

(1) Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the beneficial ownership percentage of any other person.

(2) Includes 65,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2001 and 107,271 shares of Common Stock owned by Asta Group, Incorporated. Excludes 50,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of January 15, 2001.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Includes 96,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2001 and 216,656 shares of Common Stock owned by Gary Stern as custodian for his minor children and 142,761 shares of Common Stock owned by Asta Group, Incorporated. Excludes 183,334 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of January 15, 2001.

(4) Includes 52,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2001.

(5) Includes 40,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2001 and 8,500 shares of Common Stock owned by Mitchell Herman as custodian for his minor child. Excludes 5,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of January 15, 2001.

(6) Represents 22,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2001.

(7) Represents 2,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2001.

(8) Includes 217,328 shares of Common stock owned by Barbara Marburger as custodian for her minor children and 35,448 shares of Common Stock owned by Asta Group, Incorporated.

(9) Includes 324,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days of January 15, 2001. Excludes 238,334 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of January 15, 2001.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

   In accordance with the Company's Certificate of Incorporation and Bylaws, the number of directors of the Company has been set by the Board of Directors at eight. At the Meeting, eight directors will be elected by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

   All eight of the nominees are currently directors. Each person named herein as a nominee for director has consented to serve, and it is not contemplated that any nominee would be unable to serve, as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person.

   The following table includes the names of each of the current directors of the Company (who are all nominees), and the executive officers of the Company and certain information with regard to each person:


                                        Held                   Position with
Name                          Age   Office Since                  Company
----                          ---    -----------                  -------
Arthur Stern...............    79       1994      Chairman of the Board
Gary Stern.................    48       1994      Director, President and Chief
                                                  Executive Officer
Mitchell Herman............    42       1995      Director, Secretary and Chief
                                                  Financial Officer
Martin D. Fife.............    73       1995      Director
Herman Badillo.............    71       1995      Director
General Buster Glosson.....    57       1995      Director
Edward Celano..............    61       1995      Director
Harvey Leibowitz...........    67       2000      Director

   Set forth below for each nominee and each executive officer is his name, the year in which he became a director or officer of the Company, if applicable, his principal occupations during the last five years and any additional directorships in publicly held companies. The information is as of January 15, 2001.

   Arthur Stern has been a Director and has served as Chairman of the Board of Directors of the Company since the Company's inception in July 1994. Since 1963, Mr. Stern has been President of Asta Group, Incorporated ("Group"), a consumer finance company. In such capacities, he has obtained substantial experience in distressed consumer credit analysis and receivables collections.

   Gary Stern has been a Director, the President and Chief Executive Officer of the Company since the Company's inception in July 1994. Mr. Stern has been Vice President, Secretary, Treasurer and a director of Group since 1980 and held other positions with Group prior thereto. In such capacities, he has obtained experience in distressed consumer credit analysis and receivables collections.

   Mitchell Herman has been a Director of the Company since September 1995. He has been the Chief Financial Officer of the Company since the Company's inception in July 1994 and the Chief Financial Officer of Group since May 1994. Mr. Herman is a certified public accountant. From September 1993 to May 1994 he was a manager with Paul Abrams & Co. a certified public accounting firm. From September 1990 to September 1993, Mr. Herman was a senior accountant with Shapiro & Lieberman, a certified public accounting firm.

   Martin D. Fife has been a Director of the Company since September 1995. Since November 1992, he has been Chairman of the Board of Directors and Chief Executive Officer of Skysat Communications Network Corporation, a public company engaged in the research and development and production of, unmanned aircraft systems for applications in the telecommunications industry. He is also a Director for ten Dreyfus mutual funds and a Trustee for three Dryfus funds. Since 1988, Mr. Fife has been a director of Projectavision, Inc., a public company engaged in the development of solid-state projection television and related video display technology. Since November 1996, he has been Chairman of the Board of Directors of Magar Inc. a Company specializing in the marketing of financial products and the development of early-stage companies.

   Herman Badillo has been a Director of the Company since September 1995. He has been a member of Fischbein, Badillo, Wagner & Harding, a law firm located in New York City, for more than five years. Since April 1994, he has been Special Counsel to the Mayor of New York City for Fiscal Oversight of Education and since July 1994, he has been a member of the Mayor's Advisory Committee on the Judiciary. Mr. Badillo served as a United States Congressman from 1971 to 1978 and Deputy Mayor of New York City from 1978 to 1979.

   General Buster Glosson (Ret.) has been a Director of the Company since September 1995. He has been President of Eagle Limited, a venture capital and consulting firm, since September 1994. He served as an officer in the United States Air Force from 1965 until he retired in September 1994. From June 1992 to September 1994, he was Deputy Chief of Staff for Plans and Operations for the United States Air Force. From May 1991 to May 1992, General Glosson was Legislative Liaison and Director of the Air Force Issues Team. From August 1990 to May 1991, he commanded the 14th Air Division and was a Director of Campaign Plans for U.S. Central Command Air Forces, Ryadh, Saudi Arabia.

   Edward Celano has been a Director of the Company since September 1995. Mr. Celano has been an Executive Vice President of Atlantic Bank since May 1996. Prior to that, Mr. Celano was a Senior Vice President of NatWest Bank after having held different positions at the bank for over 20 years.

   Harvey Leibowitz has been a Director of the Company since March 2000. Mr. Leibowitz has been a Senior Vice President of Sterling National Bank since June 1994. Prior to that, Mr. Leibowitz was employed as a Senior Vice President and Vice President of several banks and financial institutions since 1963.

   Arthur Stern is the father of Gary Stern. There are no other family relationships among the directors or officers of the Company.

                         BOARD ORGANIZATION AND MEETINGS

   During the fiscal year ended September 30, 2000 the Board of Directors held 4 meetings and acted 5 times by unanimous consent. During the 2000 fiscal year, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are four standing committees of the Board of Directors, each of which is described below.

   Executive Committee. The Executive Committee consists of three directors. The members of the Executive Committee currently are Martin D. Fife (the Chairman), Arthur Stern and Herman Badillo. The Executive Committee gives preliminary consideration to policy and strategic matters and determines whether proposals shall be submitted for consideration by the full Board of Directors. The Executive Committee does not have the authority to make a final determination on any matter without approval by the full Board of Directors.

   Nominating Committee. The Nominating Committee consists of three directors. The members of the Nominating Committee currently are Buster Glosson (the Chairman), Gary Stern and Herman Badillo. The Nominating Committee has the power and authority to (i) fix the record date, meeting date and meeting place for the Annual Meeting of Stockholders, (ii) set the agenda for the Annual Meeting of Stockholders, (iii) fix the number of persons who shall constitute the Board of Directors for the coming year, (iv) designate the Board's nominees for directors at the Annual Meeting of Stockholders, (v) approve the Annual Report to Stockholders and the Proxy Statement for the Annual Meeting of Stockholders and
(vi) take any and all further or other action necessary or desirable in connection with the Annual Meeting of Stockholders. The Nominating Committee will not consider nominees recommended by stockholders.

   Audit Committee. The Audit Committee consists of three directors. The members of the Audit Committee currently are Harvey Leibowitz (the Chairman), Buster Glosson, and Edward Celano. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policies and procedures.

   Compensation Committee. The Compensation Committee consists of three directors. The members of the Compensation Committee are Edward Celano (the Chairman), Herman Badillo and Harvey Leibowitz. The Compensation Committee is empowered by the Board of Directors to review the executive compensation of the Company's Officers and Directors and to recommend any changes in compensation to the full Board of Directors.

   Audit Committee Charter. The Audit Committee has adopted a charter which is attached to this Proxy Statement as Appendix A.

   Independence of Audit Committee Members. The Company's securities are listed on the Nasdaq National Market and are governed by its listing standards. All members of the Audit Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

   Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000:

   (1) The Audit Committee reviewed and discussed the audited financial statements with the Company's management.

   (2) The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

   (3) The Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2000 Annual Report on Form 10-KSB.

                            Audit Committee Members:

                                Harvey Leibowitz
                                 Buster Glosson
                                 Edward Celano

   The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission (the "SEC") or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

                           COMPENSATION OF DIRECTORS

   Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $10,000 per year. The Company reimburses each director for the expenses incurred in connection with attendance at such meetings.

                             EXECUTIVE COMPENSATION

   The following table summarizes certain information relating to the compensation paid or accrued by the Company for services rendered during the fiscal years ended September 30, 2000, 1999 and 1998 with respect to the Company's Chief Executive Officer and each other executive officer and Chairman of the Company whose total annual salary and bonus are $100,000 or more:

                           SUMMARY COMPENSATION TABLE



                                                                                                   Long-Term
                                                                                                 Compensation
                                                               Annual Compensation                Awards (1)
                                                    -----------------------------------------    ------------
                                                                                     Other        Securities
                                                                                    Annual        Underlying       All other
                       Name and                             Salary     Bonus     Compensation    Options/SARs    Compensation
                  Principal Position               Year      ($)        ($)           ($)             (2)           ($) (3)
 -----------------------------------------------   ----      ---        ---           ---             ---           ------
Gary Stern .....................................   2000    175,000    100,000         --            150,000          1,591
 President and Chief                               1999    151,250    100,000         --            100,000          1,794
 Executive Officer                                 1998    151,250       --           --              --             1,860

Mitchell Herman ................................   2000    145,000     87,500         --              --               686
 Chief Financial Officer                           1999    125,000     25,000         --             15,000            753
                                                   1998    110,000       --           --              --               802

Arthur Stern ...................................   2000    112,500       --           --             50,000           --
 Chairman


---------------
(1) The Company did not grant any stock appreciation rights, restricted stock awards or make any long-term incentive plan payout during the fiscal years ended September 30, 2000, September 30, 1999 and September 30, 1998.

(2) Comprised solely of incentive stock options and non-qualified stock options granted under the Company's 1995 Stock Option Plan. See "1995 Stock Option Plan".

(3) Includes insurance premium amounts paid for the Company.

Employment Agreements

   Each of Gary Stern and Mitchell Herman has entered into an employment agreement (an "Employment Agreement") with the Company, which commenced on October 1, 1998 and will continue until September 30, 2001.

   The Employment Agreements provide for base annual salaries of $300,000 and $175,000 for Messrs. Stern and Herman, respectively, effective October 1, 2000. Each of Messrs. Stern and Herman may be granted annual bonuses in the discretion of the Board of Directors.

   Each of the Employment Agreements contains certain non-competition covenants and confidentiality provisions.

                               STOCK OPTION PLAN

1995 Stock Option Plan

   The 1995 Stock Option Plan was adopted in order to attract and retain qualified directors, officers and employees of the Company. The following is a description of certain of the terms and conditions for the 1995

Stock Option Plan. Such description does not purport to be complete and is qualified in its entity by reference to the full text of the 1995 Stock Option Plan.

   The 1995 Stock Option Plan authorizes the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options to eligible employees of the Company, including officers and directors of the Company (whether or not employees) and consultants of the Company. In the event that an option granted under the 1995 Stock Option Plan expires or is terminated prior to exercise or vesting, the number of shares of Common Stock covered thereby will again become eligible for grant under the 1995 Stock Option Plan.

   The 1995 Stock Option Plan currently is administered by the Board of Directors (the "Administrator") but may in the future be administered by a committee of the Board of Directors (such committee would then become the Administrator). Subject to applicable law and the terms of the 1995 Stock Option Plan, the Administrator has the authority to grant options and awards under the 1995 Stock Option Plan, including to determine the terms and conditions of each individual grant, to interpret and administer the provisions of the 1995 Stock Option Plan and to adopt, amend and rescind rules and regulations pertaining to the administration of the 1995 Stock Option Plan and to make all determination relative thereto.

   Options granted under the 1995 Stock Option Plan will have an exercise price established by the Administrator at the time of grant, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. In the case of an incentive stock option granted to a 10% stockholder, the per share exercise price may not be less than 110% of such fair market value on the date of grant. Upon exercise of an option, the participant will be required to provide the exercise price in full, in cash, in shares of the Company's securities valued at fair market value on the date of the exercise of the option or in such other manner as the Administrator may specify. In connection with any exercise of options, the Company will have the right to collect or withhold all taxes required to be withheld under applicable law.

   No option will vest more than ten years from the date of grant and no option may be granted after September 14, 2005. Subject to limitations imposed by
Section 16(b) of the Securities Exchange Act of 1934, the Administrator may accelerate the vesting of any option or award granted under the 1995 Stock Option Plan, including upon occurrence of a merger, reorganization or other similar transaction.

   Options granted under the 1995 Stock Option Plan are nontransferable, except by will or by the laws of descent and distribution. During the lifetime of a participant, an option may be exercised only by the participant. In the event that a participant's employment terminates as a result of death, the participant's estate will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of death. If the participant's employment terminates as a result of a disability (as defined in the 1995 Stock Option Plan), the participant will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participant's employment terminates for cause, all options will automatically expire upon termination. If the participant's employment terminates other than a result of death, disability or termination for cause, the participant will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or thirty days from the date of termination. In all cases, any unvested options will terminate as of the date of termination of employment.

   The Administrator may suspend or terminate the 1995 Stock Option Plan at any time. In addition, the Administrator may amend or revise the terms of the 1995 Stock Option Plan from time to time; however no such amendment or revision may alter or impair an option or award without the consent of the holder thereof and no amendment shall, unless stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquired pursuant to options granted under the 1995 Stock Option Plan, (ii) change the minimum exercise price of options granted under the 1995 Stock Option Plan,
(iii) increase the maximum term of options granted pursuant to the 1995 Stock Option Plan, or (iv) change the designation of persons eligible to receive options under the 1995 Stock Option Plan. The 1995 Stock Option Plan will terminate on September 14, 2005, unless earlier terminated by the Administrator. No options may be granted under the 1995 Stock Option Plan after its termination; however, termination of the 1995 Stock Option Plan will not affect the status of any option outstanding on the date of termination.

   Subject to certain exceptions not discussed herein, neither the Company nor the participant will recognize taxable income or loss upon the grant of non-qualified stock options under the 1995 Stock Option Plan. In general, the participant will recognize ordinary income upon exercise of a non-qualified stock option. The amount of income recognized generally will equal the difference between (i) the fair market value of the underlying shares of Common Stock on the date of the exercise and (ii) the exercise price. The Company generally will receive a corresponding tax deduction equal to the amount includable in the participant's income.

   In addition, neither the Company nor the participant will recognize taxable income or loss upon the grant or exercise of incentive stock options, although there may be alternative minimum tax consequences to the participant upon exercise. Upon subsequent disposition of the shares of Common Stock covered by incentive stock options, the participant generally will recognize either capital gain or loss or ordinary income, depending on whether certain holding period requirements are satisfied. The Company generally will be entitled to a tax deduction if the participant recognizes ordinary income.

   On September 15, 1995, the Company granted non-qualified stock options at an exercise price of $5.00 per share to the following officers and directors of the Company in the amounts indicated: (i) to Mark Levy options covering 52,000 shares of Common Stock; (ii) to Mitchell Herman options covering 40,000 shares of Common Stock; (iii) to Arthur Stern options covering 35,000 shares of Common Stock; (iv) to Martin Fife options covering 12,500 shares of Common Stock; and
(v) to each of Herman Badillo, General Buster Glosson and Edward Celano options covering 20,000 shares of Common Stock. All such options are currently exercisable. In addition, upon the effectiveness of the Company's reincorporation on October 13, 1995, the Company issued to Mark Levy and Mitchell Herman incentive stock options covering 95,000 and 25,000 shares of Common Stock, respectively, at an exercise price of $.01 per share in exchange for incentive stock options that had been previously issued to them by the predecessor company. Such options became exercisable on September 30, 1998 and expire in October 2004.

   On January 15, 1996, the Company granted non-qualified stock options covering an aggregate of 37,500 shares of Common Stock to Martin Fife, at an exercise price of $5.00 per share. All such options are currently exercisable. On August 6, 1996, the Company granted options covering an aggregate of 30,000 shares of Common Stock to each of Arthur Stern and Gary Stern at exercise prices of $4.50 and $4.95 per share, respectively. The stock options granted to Arthur Stern are non-qualified stock options and the stock options granted to Gary Stern are incentive stock options. Options to purchase one-third of such shares become exercisable on each of the first, second and third anniversaries of the date of the grant.

   On June 19, 1997, the Company granted non-qualified stock options covering an aggregate of 10,000 shares of Common Stock to Mitchell Herman, at an exercise price of $1.75 per share. All such options are currently exercisable. In addition, the Company granted non-qualified stock options to an employee of the Company covering an aggregate of 4,000 shares of Common Stock at an exercise price of $1.75 per share. One fourth of such options became exercisable on the date of grant in 1997, one fourth became exercisable in 1998 and the remaining one half of such options will become exercisable equally in the years 1999 and 2000.

   On June 1, 1999, the Company granted non-qualified stock options covering an aggregate of 100,000 and 15,000 shares of Common Stock to Gary Stern and Mitchell Herman respectively, at an exercise price of $1.625 per share. One third of such options became exercisable on September 30, 1999, and the remaining become exercisable equally in the years 2000 and 2001. Also on June 1, 1999, the Company granted non-qualified stock options of 2,500 shares of Common Stock at an exercise price of $1.625 per share to all four of the independent directors. All such options are currently exercisable. In addition the Company granted non-qualified stock options covering an aggregate of 4,500 shares to two employees of the Company at an exercise price of $1.625 per share. The options become exercisable in equal installments on June 1, 2000, 2001 and 2002.

   On March 10, 2000, the stockholders approved an amendment to the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan") increasing the number of shares reserved for issuance thereunder by 500,000 shares, from 420,000 shares to 920,000 shares of Common Stock.

   On June 13, 2000, the Company granted non-qualified stock options covering an aggregate of 3,000 shares of Common Stock to two employees of the Company at an exercise price of $4.50 per share. The options become exercisable in equal installments on June 13, 2001, 2002 and 2003. On September 18, 2000, the Company granted non-qualified stock options covering an aggregate of 150,000 and 50,000 shares of Common Stock to Gary Stern and Arthur Stern respectively, at an exercise price of $5.25 per share. The options become exercisable in equal installments on September 18, 2001, 2002 and 2003. In addition, In May 2000, an employee left the Company and forfeited previously granted non-qualified stock options covering 3,000 shares of Common Stock.

   As of January 15, 2001, approximately 42 of the Company's employees were eligible to participate in the 1995 Stock Option Plan. Future grants under the 1995 Stock Option Plan have not yet been determined.

   The following tables summarize certain information relating to the grant of options to purchase Common Stock to the executive officers named in the Summary Compensation Table.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)


                                                                 Individual Grants
                                              --------------------------------------------------------
                                               Number of         Total
                                              Securities     Options/SARs
                                              Underlying      Granted to     Exercise of
                                            Options/SARs    Employees in     Base Price    Expiration
Name                                         Granted (#)     Fiscal Year       ($/sh)         Date
----                                        ------------    ------------     ----------    ----------
Gary Stern ..............................       150,000          73.9%          $5.25         6/1/2009
Mitchell Herman .........................           --            --              --            --
Arthur Stern ............................        50,000          24.6%          $5.25        6/1//2009

---------------
(1) The Company did not grant any stock appreciation rights in fiscal 2000.

               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)


                                                                                                  Value of           Value of
                                                                 Number of Securities           Exercised         Unexercised
                                                                Underlying Unexercised        In-The Money       In-The Money
                                                                     Options/SARs             Options/SARs       Options/SARs
                                                                   at FY-End (#)(1)         at FY-End ($)(3)   at FY-End ($)(3)
                                                              ---------------------------    ---------------    ---------------
                            Shares acquired      Value
Name                        on Exercise (#)   realized ($)   Exercisable    Unexercisable      Exercisable       Unexercisable
----                         --------------    -----------   -----------    -------------    ---------------    ---------------
Gary Stern .............          --               --           96,666         183,334          $298,997            $13,750
Mitchell Herman ........       10,000(2)        $17,500         40,000           5,000             --                 --
Arthur Stern ...........          --               --           65,500          50,000             --               $20,625

---------------
(1) No stock appreciation rights have been granted by the Company.

(2) Mitchell Herman exercised 10,000 options in 2000 at an exercise price of $1.75.

(3) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $5.75, the fair market value of a share of Common Stock on September 29, 2000 (presumed to equal the last reported sale price of the Common Stock as reported on the Nasdaq National Market on such date).

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company, the Company believes that all such Section 16(a) reporting requirements were timely fulfilled during the fiscal year ended September 30, 2000, except that a report on Form 3 reporting the election of Harvey Leibowitz to the Company's Board of Directors in March 2000 was filed by Mr. Leibowitz in January 2001.

                       CERTAIN RELATED PARTY TRANSACTIONS

   On August 15, 1997, Asta Group, Incorporated (Group), the majority stockholder of the Company, sold all of its 2,252,500 shares of Common Stock to its shareholders, including Gary Stern, Arthur Stern, Mitchell Herman and certain members of the Stern family, for an aggregate purchase price of $788,375 ($.35 per share) The $788,375 paid by the purchasers was in addition to a $1,005,000 investment made by them during the fiscal years ended September 30, 1994 and September 30, 1995. Payment of the purchase price was made by each purchaser by delivering a promissory note to Group for such purchaser's portion of the aggregate purchase price. The following number of shares of Common Stock were purchased by directors or executive officers of the Company: Gary Stern, 891,900 shares for $312,196, Arthur Stern, 655,584 shares for $229,459, and
Mitchell Herman, 21,174 for $7,410.

   From the commencement of operations of the Company in July 1994 until August 31, 1995, Group advanced to the Company approximately $3,600,000, of which approximately $1,005,000 was forgiven in March 1995 in exchange for the issuance to Group of 2,252,500 shares of Common Stock. The balance of such advances were repaid with interest at the rate of 8% per annum with the proceeds of a $4,000,000 revolving credit facility obtained by the Company from Israel Discount Bank of New York ("IDB"). The Company repaid its outstanding indebtedness to IDB with a portion of the proceeds from the Company's IPO and proceeds from the Company's credit facility with BankAmerica Business Credit, Inc. (the "Credit Facility").

   From October 1, 1995 until November 14, 1995, Group made additional advances to the Company in the amount of approximately $786,000. Such advances were payable upon demand and accrued interest at the rate of 8% per annum. The Company repaid to Group the entire outstanding balance of such loans with a portion of the proceeds under the Credit Facility. From August 27, 1996 until October 1, 1996, Group advanced approximately an additional $1,900,000 to the Company. In October 1996, the Company repaid the $1,900,000, with interest at the rate of 8% per annum, with a portion of the proceeds from the sale of a portfolio of loans in connection with the Company's securitization transaction with Greenwich Capital Markets, Inc.

   During the year ended September 30, 1998, Group made advances to the Company and its subsidiaries in the amount of approximately $1,200,000. Such advances were payable on demand and accrued interest at the rate of 12% per annum. At September 30, 1998, the amount outstanding was approximately $916,000.

   During the year ended September 30, 1999, Group made advances to the Company and its subsidiaries aggregating approximately $2,949,000. Such advances were payable on demand and accrued interest at the rate of 12% per annum. At September 30, 1999, the amount outstanding was approximately $2,473,000.

   During the year ended September 30, 2000, Group did not make any advances to the Company or any of its subsidiaries. At September 30, 2000, the amount outstanding was approximately $816,000.

   In October 1994, the Company issued the following number of shares of Common Stock to the following persons for nominal consideration: Martin Fife, a current Director of the Company and the Chairman of the Executive Committee of the Board of Directors, 270,000 shares of Common Stock; Mark Levy, the then Executive Vice President and Chief Operating Officer of the Company, 180,000 shares of Common Stock; and Mitchell Herman, the current Chief Financial Officer Secretary and a Director of the Company, 25,000 shares of Common Stock. Upon termination of his employment with the Company in March 1997, Mr. Levy returned 105,000 shares of Common Stock to the Company.

   The Company subleases its offices located in Englewood Cliffs, New Jersey, from a wholly owned subsidiary of Group. The term of the sublease expires on July 31, 2005, and calls for current rent payments of $10,975 per month. The terms of the sublease are substantially similar to the terms of the underlying lease between the subsidiary of Group and the lessor.

   Group charged the Company for insurance approximately $15,000 and $49,000, respectively, during the fiscal years ended September 30, 2000 and 1999.

   In the future, transactions with officers, directors and affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE IN PROPOSAL ONE.

                                  PROPOSAL TWO

                            RATIFICATION OF AUDITORS

   The Board of Directors has appointed Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000. Richard A. Eisner & Company, LLP served as the Company's independent public accountants for the fiscal year ended September 30, 1999. Although the appointment of independent public accountants is not required to be approved by stockholders, the Board of Directors believes stockholders should participate in the selection of the Company's independent public accountants. Accordingly, the stockholders will be asked at the meeting to ratify the Board's appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ended September 30, 2001. Representatives of Richard A. Eisner & Company, LLP will be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO DESCRIBED ABOVE.

                             STOCKHOLDER PROPOSALS

   Any proposal intended to be presented by a stockholder at the next Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on October 20, 2001 to be eligible for inclusion in the Company's Proxy Statement for next year's meeting. Any proposal should be addressed to Mitchell Herman, Secretary, Asta Funding, Inc. 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be sent by certified mail, return receipt requested.

                                 OTHER MATTERS

   The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of the Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

   The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 2000 (as filed with the SEC) including the financial statements thereto. All such requests should be directed to Mitchell Herman, Secretary, Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

                                       By Order of the Board of Directors

                                       Mitchell Herman, Secretary

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                               ASTA FUNDING, INC.
                          Proxy Statement--Appendix A

                            AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board of Directors of Asta Funding, Inc. ("Asta Funding") to assist the Board of Directors of Asta Funding in monitoring (a) the integrity of the consolidated financial statements of Asta Funding and its subsidiaries (the "Company") and (b) the independence of performance of the Company's external and, if applicable, internal auditors.

   The members of the Audit Committee shall meet the independence and experience requirements, if applicable, of the Nasdaq SmallCap Market or such other securities exchange or market on which the common stock of Asta Funding is traded, subject to such qualifications and exceptions as may be permitted by such requirements. The members of the Audit Committee shall be appointed from time to time by the Board of Directors of Asta Funding. The Board of Directors of Asta Funding reserves the right to amend, modify or replace this Charter in its discretion at any time.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company, the Company's outside counsel or independent auditor to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

   The primary goals of this Charter are to specify the following:

   o the scope of the Audit Committee's responsibilities and the approaches to be used in carrying out those responsibilities, including structure, processes and membership requirements;

   o the Audit Committee's responsibility for (a) insuring its receipt from the Company's independent auditor of a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with such auditor with respect to any disclosed relationships or services that may impact the objectivity and the independence of the auditor and (c) taking, or recommending that the Board of Directors of Asta Funding take, appropriate action to oversee the independence of the independent auditor; and

   o the independent auditor's ultimate accountability, to the Board of Directors of Asta Funding and the Audit Committee, as representatives of the stockholders of Asta Funding and the ultimate authority and responsibility of the Board of Directors of Asta Funding and/or the Audit Committee to select, evaluate and, where appropriate, replace the independent auditor (or, if applicable, to nominate the independent auditor to be proposed for stockholder approval in any proxy statement).

To the extent any statement set forth below is inconsistent with the three principles set forth above, the three principles set forth above shall govern.

   The Audit Committee shall make regular reports to the Board of Directors of Asta Funding, as required by the Delaware General Corporation Law.

   Pursuant to this Charter:

1. THE AUDIT COMMITTEE

   The Audit Committee of the Board of Directors of Asta Funding will consist of at least two members of the Board of Directors, including a Chairman designated by the Board of Directors of Asta Funding. The majority of the members of the Audit Committee may not be employees of the Company. The Committee will meet at least three times a year, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities.

2. SCOPE

   The Audit Committee serves at the pleasure of and is subject to the control and direction of the Board of Directors.

3. RESPONSIBILITIES OF THE AUDIT COMMITTEE

   o The responsibilities of the Audit Committee to assist the Board of Directors in fulfilling its fiduciary responsibilities to the stockholders with respect to matters relating to the Company's business, accounting, reporting, audit and internal controls practices.

   o To maintain a direct line of communications between the Board of Directors and the Company's independent auditors and internal auditors to provide for an exchange of views and information.

4. FUNCTIONS OF THE AUDIT COMMITTEE

   The Audit Committee will satisfy its responsibilities by completing the following functions:

   o Discuss the results of the annual internal and independent audits with management and the internal and independent auditors.

   o Consider the comments from the independent auditors and internal auditors with respect to internal accounting and management controls and the consideration given or action taken by management.

   o Recommend, for appointment by the Board of Directors, the selection of independent auditors for the coming year.

   o Appraise the effectiveness of the independent audit effort through discussions with the independent auditors regarding their planned arrangements and scope of the annual audit, including fees.

   o Review the scope of planned activities and budget along with a review of the effectiveness of the Company's internal auditors, if any.

   o Review the anticipated scope and related fees of any non-audit services to be provided by the independent auditors to ensure that these services do not detract from the independence of the auditors in their audit function.

   o Consider the comments from the independent auditors with respect to internal accounting and management controls and the consideration given or action taken by management.

   o Review the Audit Committee's responsibilities and functions, evaluate its performance, and institute appropriate modifications to reflect changes in the business environment.

   o Monitor the procedures or systems used in preparing the financial statements of the Company.

   o Obtain the assessment of management and the independent auditors as to the adequacy of:

         o  the Company's internal accounting procedures and controls.

         o the Company's procedures for complying with SEC Regulations and The Foreign Corrupt Practices Act.

   o Receive and review the assessment of management as to the quality and depth of staffing in the accounting and financial departments worldwide.

   o Receive from the Company's independent auditor a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1.

   o Engage in dialogue with the Company's independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm.

   o Recommend to the Board of Directors appropriate actions to ensure the independence of the Company's independent auditor.

   o Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

   o The Audit Committee should meet with independent auditor without management present.

   o Review the interim financial statements and financial results with independent auditor prior to filing Form 10-QSBs.

   o Review Year-End financial statements and financial results prior to filing Form 10-KSB.

   o Discuss required communication with independent auditor as required by SAS 61 of GAAS.

   o  Review any information submitted to the Audit Committee pursuant to
      Section 10A of the Private Securities Litigation Reform Act of 1995.

   o Prepare the report to the Board of Directors for inclusion in Asta Funding's annual proxy statement.

   o Review with the independent auditor any material problems or difficulties the auditor may have encountered during an audit including any restrictions on the scope of activities or access to required information; review any management letter provided by the auditor and the Company's response to that letter.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                               ASTA FUNDING, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 9, 2001

   The undersigned hereby appoints Gary Stern and Mitchell Herman, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Asta Funding, Inc. Annual Meeting of Stockholders to be held on March 9, 2001 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.
   This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director and FOR the ratification of the Company's independent public accountants.
   PLEASE INDICATE YOUR VOTE FOR THE ELECTION OF DIRECTORS ON THE OTHER SIDE. The nominees are: Gary Stern, Mitchell Herman, Arthur Stern, Martin Fife, Herman Badillo, General Buster Glosson, Edward Celano and Harvey Leibowitz.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

    Please mark your
/X/ votes as in this
    example.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.


                     FOR    WITHHELD    EXCEPTION*                                                        FOR   AGAINST  ABSTAIN
(1) Election of     /  /      /  /        /  /                   (2) Ratification of Richard A. Eisner    /  /   /  /     /  /
    8 directors.                                                     & Company, LLP as
                                                                     independent public accountants
                                                                     for fiscal year 2001.

*To withhold authority for individual nominees, print nominee's      If you have noted an address change or comments on either side
name on the line below and check Exception Box.                      of this card, mark here: /  /
---------------------------------------------------------------
                                                                      Plase sign this proxy and return it promptly whether or not you expect to attend this Meeting. You may nevertheless vote in person if you attend.

                                                                      Pease sign exactly as your name appears hereon. Give full
                                                                      title if an Attorney, Executor, Administrator, Trustee,
                                                                      Guardian, etc.

                                                                      For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

SIGNATURE(S)_______________________________________________ DATE_______________
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.